EXHIBIT 10.158


          NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
              AND FIRST NOTE MODIFICATION AGREEMENT


     THIS NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND FIRST NOTE MODIFICATION AGREEMENT (this "Amendment") is made and entered into as of July 23, 1997, by and among TELTRONICS, INC., a Delaware corporation (hereinafter referred to as "Teltronics"), with its chief executive office and principal place of business at 2150 Whitfield Industrial Way, Sarasota, Florida 34243; AT SUPPLY, INC., a Texas corporation with its chief executive office and principal place of business at 4706 Shavano Oak, Suite 104, San Antonio, Texas 78249 (hereinafter referred to "ATS"); and INTERACTIVE SOLUTIONS, INC., a Delaware corporation (hereinafter referred to as "Interactive"), with its chief executive office and principal place of business at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 (Teltronics, ATS and Interactive are sometimes hereinafter referred to collectively as "Borrowers" and individually as a "Borrower"); and THE CIT GROUP/CREDIT FINANCE, INC., a Delaware corporation (hereinafter referred to as "Lender"), with an office at 1211 Avenue of the Americas, New York, New York 10036.

                            RECITALS:

     Lender, Teltronics and ATS are parties to a certain Loan and Security Agreement dated October 28, 1994, as amended by a certain letter agreement dated December 27, 1994, a certain Second Amendment to Loan and Security Agreement dated as of December 29, 1995, a certain letter agreement dated March 11, 1996, a certain letter agreement dated May 14, 1996, a certain letter agreement dated June 4, 1996, a certain letter agreement dated July 31, 1996, a certain Seventh Amendment to Loan and Security Agreement dated January 13, 1997 and a certain Eighth Amendment to Loan and Security Agreement dated February 11, 1997 (as at any time amended, the "Loan Agreement"), pursuant to which Lender has made revolving credit and term loans to Borrowers.

     On October 18, 1996, Borrowers executed a certain Secured
Promissory Note in favor of Lender in the original principal amount of $616,300 (the "Term Note") to evidence a term loan made by Lender to Borrowers.

     In order to utilize the financial powers of Borrowers in the most efficient and economic manner and as a matter of administrative convenience, Teltronics, ATS and Interactive desire that Interactive become a party to the Loan Agreement and that Lender make revolving loans thereunder to Borrowers based upon the value of the assets of Borrowers.

     Borrowers' business is a mutual and collective enterprise and Borrowers believe that the consolidation of all loans and other financial accommodations under the Loan Agreement will enhance the aggregate borrowing powers of Borrowers and ease the administration of their loan relationships with Lender, all to the mutual advantage of Borrowers.

     As an accommodation to Borrowers and at Borrowers' request in furtherance of Borrowers' mutual and collective enterprise, Lender is willing to extend credit to Borrowers and to administer Borrowers' collateral security therefor on a combined basis in accordance with the terms of the Loan Agreement as amended hereby.

     The parties now desire to further amend the Loan Agreement and to modify the Term Note as hereinafter set forth.

     NOW, THEREFORE, for and in consideration of TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. DEFINITIONS. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

          2. ASSUMPTION OF LOANS. In consideration of Lender's consent to Interactive becoming a party to the Loan Agreement, Interactive assumes and agrees to be jointly and severally liable with Teltronics and ATS for all Revolving Loans and the Term Loan outstanding on the date of this Agreement and hereafter outstanding from time to time under the Loan Agreement, together with all fees, expenses and other charges payable in the collection thereof or otherwise in connection therewith.

          3. CO-BORROWING ARRANGEMENT. Borrowers acknowledge that they have requested Lender to extend financial accommodations to them, on a combined basis, in accordance with the provisions of the Loan Agreement as hereby amended.
Borrowers shall be jointly and severally liable for the payment of the Term Loan and all Revolving Loans heretofore or hereafter made by Lender under the Loan Agreement and all interest, fees and other charges payable in connection with the Term Loan and the Revolving Loans. A request by Teltronics for a Revolving Loan shall be deemed to be a request for a Revolving Loan by each Borrower, and each shall be an agent for the other for such purposes, and each Revolving Loan made by Lender under the Loan Agreement, whether or not advanced to a bank account in the name of only one of them, shall be deemed to be for the account and mutual benefit of each of them. Interactive hereby appoints Teltronics as, and Teltronics shall act under the Loan Agreement as, the representative of Interactive for all purposes, including requesting borrowings and receiving account statements and other notices and communications to Borrowers (or any of them) from Lender. Lender may rely, and shall be fully protected in relying on any request for borrowing, disbursement instructions, reports, information or any other notice or communication made or given by Teltronics, whether in its own name, on behalf of Interactive or on behalf of the "Borrowers" and Lender shall have no obligation to make any inquiry or request any confirmation from or on behalf of Interactive as to the binding effect on Interactive of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of Borrowers' liability for the Obligations be affected. Each loan made by Lender shall be disbursed to the loan account of the Borrower for whom such loan was requested, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of their liability for the Obligations to the extent provided herein and in the Loan Agreement.

          4. CONFORMING GLOBAL AMENDMENTS. The Loan Agreement is hereby amended to effect the following conforming global amendments:

          (a) All references to "Borrower" shall mean each of Teltronics, ATS and Interactive, or any of them;

          (b) All references to Eligible Accounts or Eligible Inventory shall be understood to mean and include any accounts of Teltronics, ATS or Interactive that meet the criteria for Eligible Accounts pursuant to subsection 2.1(d) of the Loan Agreement and any inventory of Teltronics, ATS or Interactive that meets the criteria for Eligible Inventory under subsection 2.1(e) of the Loan Agreement; and

          (c) Any requirement for the giving by Lender of any notice to Borrowers shall be deemed fully complied with and discharged by the giving of such notice to Teltronics, and notice to Teltronics shall be deemed to constitute an effective notice to all.

          5.   SPECIFIC AMENDMENTS TO LOAN AGREEMENT.  The Loan
Agreement is hereby amended as follows:

          (a) By adding the following new Section 1.5 to the Loan Agreement:

               1.5. "INTERACTIVE" means Interactive Solutions,
     Inc., a Delaware corporation, and its successors and assigns.

          (b) By deleting Section 9.1 of the Loan Agreement in its entirety and by substituting the following new Section 9.1 in lieu thereof:

          9.1 This Agreement shall continue in full force and effect until October 28, 2000 (the "INITIAL TERM") and shall be deemed automatically renewed for successive terms of two (2) years each thereafter (each a "RENEWAL TERM") unless terminated as of the end of the Initial Term or any Renewal Term by either party giving the other written notice at least sixty (60) days' prior to the end of the Initial Term or such Renewal Term.

          (c) By deleting Section 9.2 of the Loan Agreement in its entirety and by substituting the following new Section 9.2 in lieu thereof:

          9.2 Borrowers may also terminate this Agreement by giving Lender at least thirty (30) days prior written notice at any time upon payment in full of all of the Obligations as provided herein, including the early termination fee provided below. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, or if Borrowers shall terminate this Agreement as permitted herein effective prior to the end of the Initial Term or any Renewal Term, as applicable, in addition to all other Obligations, Borrowers jointly and severally shall pay to Lender, upon the effective date of termination, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, an early termination fee equal to (a) four percent (4%) of the Maximum Credit if termination occurs at any time prior to October 28, 1995, (b) two percent (2%) of the Maximum Credit if termination occurs during the period from October 28, 1995 through October 28, 1996; (c) one and one-half percent (1.5%) of the Maximum Credit if termination occurs during the period from October 29, 1996 through October 28, 1998; and (d) one percent (1.0%) of the Maximum Credit if termination occurs at any time after October 28, 1998.

          (d)  By deleting Sections 9.12 and 9.13 of the Loan
Agreement in their entireties and by substituting the following new Sections 9.12 and 9.13 in lieu thereof:

               9.12. JOINT AND SEVERAL LIABILITY.

               (a) JOINT AND SEVERAL LIABILITY. All of the Obligations shall constitute the joint and several, direct and general obligation of each Borrower, and Borrowers shall be jointly and severally, directly and unconditionally liable to Lender for all of the Obligations, it being agreed that the advances to any of Teltronics, ATS or Interactive inure to the benefit of each Borrower, and that the Lender is relying on the joint and several liability of Borrowers in extending Revolving Loans and other financial accommodations hereunder. Teltronics, ATS and Interactive each hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any Revolving Loan or other Obligation payable to Lender, it will forthwith pay the same, without notice or demand.

               (b) NO REDUCTION IN OBLIGATIONS. No payment or payments made by Teltronics, ATS or Interactive or any other Person or received or collected by Lender from Teltronics, ATS or Interactive or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Teltronics, ATS or Interactive under this Agreement, each of whom shall remain jointly and severally liable for the payment of all of the Obligations until paid in full and this Agreement is terminated.

               9.13.  WAIVER OF SURETYSHIP DEFENSES.
     Teltronics, ATS and Interactive each agree that the joint and several liability of Borrowers provided for in subsection 9.12 of this Agreement shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which Teltronics, ATS or Interactive may hereafter agree (other than an agreement signed by the Lender specifically releasing such liability), nor by any delay, extension of time for the payment of, renewal, compromise or other indulgence granted by Lender with respect to any of the Obligations, nor by any release of subordination of any Lien with respect to any or all of the Collateral other agreements or arrangements whatever with the other or with anyone else, each hereby waiving all notices of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of Teltronics, ATS and Interactive is direct and unconditional as to all of the Obligations, and may be enforced without requiring Lender first to resort to any other right, remedy or security. Teltronics, ATS and Interactive each expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, this Agreement or any other loan documents and any requirement that Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against Teltronics, ATS, Interactive or any Person or any Collateral.

          (c) By deleting Section 10.1(a) of the Loan Agreement and by substituting the following new Section 10.1(a) in lieu thereof:

          10.1(a) Maximum Credit:  $7,000,000

          (d) By inserting the following new text immediately after Section 10.1(e) and immediately preceding Section 10.2:

     In the event that Teltronics sells all of the outstanding capital stock of ATS owned by Teltronics, or sells all or substantially all of the assets of ATS, on or before July 23, 1998, then Teltronics and Interactive may (without incurring any additional premiums or fees) elect to reduce the Maximum Credit under Section 10.1(a) from $7,000,000 to $5,500,000. If such reduction in the Maximum Credit occurs, then the Minimum Borrowing under Section 10.1(e) shall be reduced from $4,000,000 to $3,500,000.

          (e) By deleting Sections 10.4(a),(b),(c) and (d) of the Loan Agreement in their entirety and by substituting the following new Sections 10.4(a),(b), (c) and (d) in lieu thereof:

          (a)  Interest Rate:  A variable rate per
               annum equal to the Prime Rate in
               effect from time to time plus two
               and one-half percent (2.5%) per
               annum; provided, however that
               effective August 1, 1997, the
               interest rate hereunder shall be a
               variable rate per annum equal to
               the Prime Rate plus two percent
               (2%) per annum.  The Prime Rate in
               effect on July 23, 1997, is 8.5%
               and therefore the Interest Rate in
               effect on and as of July 23, 1997,
               expressed in simple interest terms,
               is 11.0%.

          (b)  Facility Fee:

               (i)  INITIAL TERM. In
                    consideration of Lender's
                    willingness to make
                    advances to Borrowers
                    from time to time under
                    the credit facility,
                    Borrowers jointly and
                    severally shall pay to
                    Lender, a fee in the
                    amount of $70,000 for
                    each year during the
                    Initial Term, which fees
                    shall be fully earned
                    upon execution and
                    delivery of the Ninth
                    Amendment to Loan and
                    Security Agreement by
                    Borrowers, and shall be
                    payable on October 28,
                    1997 and each subsequent
                    anniversary.

          (ii) Renewal Terms. If the Maximum
               Credit is renewed after the Initial
               Term, then Borrowers jointly and
               severally shall pay to Lender an
               additional Facility Fee of $70,000
               for each year during such Renewal
               Term, which fees shall be fully
               earned on the first day of each
               such Renewal Term and shall be
               payable on the first day of each
               such Renewal Term and on the first
               anniversary of each such Renewal
               Term.

          (c)  Minimum Loan Fee:  If the average
               outstanding amount of the loans
               (including all Revolving Loans and
               any Term Loan) in any Loan Year (as
               defined below) is less than
               $4,000,000, then Lender shall be
               entitled to receive a fee, payable
               as of the last day of each Loan
               Year, equal to the difference
               between $4,000,000 and the actual
               annual average daily loan balance
               for the Loan Year in question,
               multiplied by the Interest Rate in
               effect on the last day of the Loan
               Year in question.  As used herein,
               the term "Loan Year" shall mean a
               year beginning on November 1 of a
               year in which this Agreement is in
               effect and ending on October 31st
               of the next year.

          (d)  Unused Line Fee:  .5% per annum
               payable monthly, in arrears, on the
               first day of each month, based upon
               the difference between (i) the
               Maximum Credit and (ii) the greater
               of (A) the Minimum Borrowing in
               effect at the date of determination
               or (B) the Average Monthly Loan
               Balance each month (including all
               Revolving Loans and any Term Loan).
               For purposes hereof, "Average
               Monthly Loan Balance" shall mean,
               for any month, the amount obtained
               by adding the unpaid balance of all
               Revolving Loans and any Term Loan
               owing by Borrowers to Lender at the
               end of each day during the month in
               question and by dividing such sum
               by the number of days in such month
               that the credit facility is in
               effect.

          (f) By deleting Section 10.6(a) of the Loan Agreement in its entirety and by substituting the following new Section
10.6(a) in lieu thereof:

          10.6(a)   Lender's Office and Telecopy:

                    1211 Avenue of the Americas
                    21st Floor
                    New York, New York  10036
                    Telecopy: (212) 790-9123

          (g) By deleting Section 10.6(c) of the Loan Agreement in its entirety and by substituting the following new Section
10.6(c) in lieu thereof:

               (c)  Borrowers:

                    Teltronics, Inc.
                    AT Supply, Inc.
                    Interactive Solutions, Inc.

          (h)  By adding the following Chief Executive Office and
Telecopier Number to Section 10.6(d):

                    Interactive Solutions, Inc.
                    2150 Whitfield Industrial Way
                    Sarasota, Florida  34243
                    Telecopy: (813) 751-7724


          (i)  By adding the following additional location to
Section 10.6(f):

          Interactive Solutions, Inc. - 2150 Whitfield Industrial Way
                                        Sarasota, Florida 34243

          Teltronics/SRX, Inc.       -  4115 Keller Springs
                                        Suite 166
                                        Dallas, Texas  75244

          (j) By initialing below, a duly authorized officer of Interactive acknowledges and agrees that such officer of Interactive has read and understands Section 12 of the Loan
Agreement:

               ERC (Initials)


          6. MODIFICATIONS TO TERM NOTE. The Term Note is hereby modified as follows:

          (a) By deleting clause (ii) that is contained in the first paragraph on page 1 of the Term Note and by substituting the following in lieu thereof:

          (ii) from November 1, 1996 through July 31,1997,
     2.5% above the Prime Rate; and (iii) on and after August 1, 1997, 2.0% above the Prime Rate.

          (b) By deleting clauses (b) and (c) and the paragraph immediately following clause (c) on page 2 of the Term Note and by substituting the following in lieu thereof:

          (b)  Principal shall be due and payable
               monthly commencing on November 1, 1996,
               and continuing on the first day of each
               month thereafter to and including
               October 1, 2000, in installments of
               $10,271.67 each; and

          (c)  The entire remaining principal amount
               then outstanding together with any and
               all other amounts due hereunder, shall
               be due and payable on October 28, 2000.

          If, prior to the date on which this Note is required to be paid in full in accordance with the foregoing provisions, the Loan
          Agreement is terminated pursuant to Section
          9.1 or 9.2 of the Loan Agreement, then the entire unpaid principal balance and accrued interest on this Note shall be immediately due and payable in full and shall be paid on the effective date of such termination.

          7. GRANT OF SECURITY INTEREST BY INTERACTIVE. To secure the payment and performance in full of all Obligations, Interactive hereby grants to Lender a continuing security interest in and lien upon, and a right of setoff against, and Interactive hereby assigns and pledges to Lender, all of the following:

          (a) All now owned and hereafter acquired right, title and interest of Interactive in, to and in respect of all: accounts, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures); documents; instruments; letters of credit, bankers' acceptances or guaranties; cash monies, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Interactive or at any other depository or other institution; agreements or property securing or relating to any of the items referred to above;

          (b) All now owned and hereafter acquired right, title and interest of Interactive in, to and in respect of goods, including, but not limited to:

               (i) All inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Interactive' business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof;

               (ii) All equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto;

               (iii) All consumer goods, farm products, crops, timber, minerals or the like (including oil and gas), wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description;

          (c) All now owned and hereafter acquired right, title and interests of Interactive in, to and in respect of any real or other personal property in or upon which Lender has or may hereafter have a security interest, lien or right of setoff;

          (d) All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Interactive, any computer service bureau or other third party;

          (e) All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

          8. RATIFICATION AND REAFFIRMATION. Each Borrower hereby ratifies and reaffirms each of the loan documents executed in connection with or pursuant to the Loan Agreement (collectively, the "Loan Documents") and all of each Borrower's covenants, duties, indebtedness and liabilities thereunder.

          9. CONDITIONS PRECEDENT. The effectiveness of the amendments contained herein are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

               (i) Borrowers shall have executed this Amendment and returned a fully executed original of this Amendment to Lender on or before August 1, 1997;

              (ii) Lender shall have received fully executed originals of the Certified Board Resolutions for each of the Borrowers on or before August 1, 1997;

             (iii) Interactive shall have executed and returned to Lender such UCC financing statements as are necessary to ensure that Lender has a perfected security interest in that portion of the Collateral that is the property of Interactive;

              (iv) Lender shall have received a copy of the Articles or Certificate of Incorporation of Interactive, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of Interactive's incorporation;

               (v) Lender shall have received good standing certificates for Interactive, issued by the Secretary of State or other appropriate official of Interactive's jurisdiction of incorporation and each jurisdiction where the conduct of Interactive's business activities or ownership of its property necessitates qualification; and

              (vi) Lender shall have received copies of the casualty insurance policies of Interactive, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee and copies of Interactive's liability insurance policies, together with endorsements naming Lender as co-insured.

          10. ACKNOWLEDGMENTS AND STIPULATIONS. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrowers are legal, valid and binding obligations of each Borrower that are enforceable against each Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); and the security interests and liens granted by each Borrower in favor of Lender are duly perfected, first priority security interests and liens.

          11. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of each Borrower and this Amendment has been duly executed and delivered by each Borrower; and all of the representations and warranties made by each Borrower in the Loan Agreement are true and correct on and as of the date hereof.

          12. EXPENSES OF LENDER. Each Borrower jointly and severally agrees to pay, ON DEMAND, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

          13. EFFECTIVENESS; GOVERNING LAW. This Amendment shall be effective upon acceptance by Lender in New York, New York (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of New York.

          14. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          15. NO NOVATION, ETC.. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

          16. COUNTERPARTS; TELECOPIED SIGNATURES. This Amendment may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

          17. FURTHER ASSURANCES. Each Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

          18. SECTION TITLES. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

          19. RELEASE OF CLAIMS. TO INDUCE LENDER TO ENTER INTO THIS AMENDMENT, EACH BORROWER HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES LENDER, AND ALL OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS OF LENDER, FROM ANY AND ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS OR CAUSES OR ACTIONS OF ANY KIND OR NATURE (IF THERE BE ANY), WHETHER ABSOLUTE OR CONTINGENT, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, OR KNOWN OR UNKNOWN, THAT SUCH BORROWER NOW HAS OR EVER HAD AGAINST LENDER ARISING UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS OR OTHERWISE.

          20. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal, and delivered by their respective duly authorized officers as of the date first written above.

                                   TELTRONICS, INC.
                                   ("Borrower")
                                   By: Ewen R. Cameron,
                                       President

                                   AT SUPPLY, INC.
                                   ("Borrower")
                                   By: Ewen R. Cameron,
                                       Chairman of the Board

                                   INTERACTIVE SOLUTIONS, INC.
                                   ("Borrower")
                                   By: Ewen R. Cameron,
                                       Chairman of the Board


                                   ACCEPTED IN NEW YORK, NEW YORK:

                                   THE CIT GROUP/CREDIT FINANCE,
                                   INC. ("Lender")

                                   By: ___________________________

                                       Title:_____________________


                    CONSENT AND REAFFIRMATION

     The undersigned guarantors of the Obligations of each Borrower at any time owing to Lender hereby (i) acknowledge receipt of a copy of the foregoing Ninth Amendment to Loan and Security Agreement and First Note Modification Agreement; (ii) consent to Borrowers' execution and delivery thereof and of the other documents, instruments or agreements Borrowers agree to execute and deliver pursuant thereto; (iii) agree to be bound thereby; and (iv) affirm that nothing contained therein shall modify in any respect whatsoever its respective guaranty of the Obligations and reaffirm that such guaranty is and shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of such Ninth Amendment to Loan and Security Agreement and First Note
Modification Agreement.

                                   TTG ACQUISITION CORP.
                                   By: Ewen R. Cameron,
                                       Chairman of the Board

                                   Norman R. Dobiesz    (SEAL)

                                   INTERACTIVE SOLUTIONS, INC.
                                   By: Ewen R. Cameron,
                                       Chairman of the Board

                                   TELTRONICS/SRX, INC.
                                   By: Ewen R. Cameron,
                                       Chairman of the Board